UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Effective December 15, 2016, Thomas R. Burton, Rodney C. Dimock, Susan M. Hill and Barton D. Raser retired from the Boards of Directors of Berkshire Hills Bancorp, Inc. (the “Company”) and Berkshire Bank (the “Bank”), effective immediately. None of these resignations were the result of any disagreements between these individuals and the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
Effective December 15, 2016, the Board of Directors of the Company adopted amendments to Article II, Section 1 of the Company’s Bylaws such that the Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall hold office for concurrent terms of office to expire at the next annual meeting of stockholders, with each Director to hold office until his or her successor shall have been duly elected and qualified.  At each annual meeting of stockholders, all Directors elected to succeed those Directors whose terms then expire shall be elected for concurrent terms of office to expire at the next succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as exhibit 3.2 and is incorporated herein by reference.

On December 16, 2016, the Company issued a news release discussing the changes to its Board of Directors and its Bylaws. The full text of the news release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

	Exhibit No.	Description

	3.2	Amended and Restated Bylaws of Berkshire Hills Bancorp, Inc., effective as of December 15, 2016

	99.1	News release dated December 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: December 16, 2016	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer